Exhibit 21.1
ATMEL CORPORATION SUBSIDIARIES
The following are the subsidiaries of Atmel Corporation:
ACP Test Company, Inc., a Philippine corporation
APT Property Investments, Inc., a Philippine corporation
Atmel Asia Limited, a Hong Kong corporation
Atmel B.V., a Netherlands corporation
Atmel Duisburg GmbH, a German corporation
Atmel Europe SARL, a French limited liability company
Atmel France S.A.S., a French corporation
Atmel FSC, Inc., a Barbadian corporation
Atmel Germany GmbH, a German corporation
Atmel Hellas A.E., a Greek corporation
Atmel Holding GmbH, a German corporation
Atmel Holdings, Inc., a California corporation
Atmel Irving LLC, a California limited liability company
Atmel Italia Srl, an Italian corporation
Atmel Japan K.K., a Japanese corporation
Atmel Korea Pte. Ltd., a Korean corporation
Atmel Management Pte. Ltd., a Singapore corporation
Atmel Munich GmbH, a German corporation
Atmel Nantes S.A., a French corporation
Atmel Nederland B.V., a Dutch corporation
Atmel Nordic AB, a Swedish corporation
Atmel North Tyneside Limited, a United Kingdom corporation
Atmel Norway AS, a Norwegian corporation
Atmel OY, a Finnish corporation
Atmel Paris S.A.S., a French corporation
Atmel Research, a Cayman Islands corporation
Atmel Roma Srl, an Italian corporation
Atmel Romania S.R.L., a Romanian limited liability company
Atmel Rousset S.A.S., a French corporation
Atmel San Jose LLC, a California limited liability company
Atmel SARL, A French limited liability company
Atmel Sarl, a Swiss corporation
Atmel Singapore Pte. Limited, a Singaporean corporation
Atmel Smartcard ICS Limited, a United Kingdom corporation
Atmel Switzerland Sarl, a Swiss corporation
Atmel Taiwan Limited, a Taiwanese corporation
Atmel Texas LP, a Texas limited partnership
Atmel U.K. Holdings Limited, a United Kingdom corporation
Atmel U.K. Limited, a United Kingdom corporation
Dream S.A., a French corporation
Facility Service GmbH, a German corporation
Temic Semiconductor Test Inc., a Philippine corporation
TSPIC Corporation, a Philippine corporation